Item 30. Exhibit (g) vi. a. 15.

___________________________________________________________________________

NOTE: certain information enclosed within brackets

has been excluded from this exhibit because it is

both (i) not material and (ii) would likely cause

competitive harm to the registrant if publicly disclosed.

___________________________________________________________________________

AMENDMENT No. 38 to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

Effective April 1, 2005

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the “Reinsurer”)

Coverage: [___] variable rider (GVUL) [___]

Reinsurer Agreement # [___]

TAI Codes: [___]

Effective January 1, 2021 (the “Amendment Effective Date”), the Ceding Company’s retention is [___] for the Agreements listed in Exhibit I: Reinsurer’s Assigned Pool Percentages hereto. [___] There is no change to the Reinsurer Percentage.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [____]	Date	9/27/2021 | 1:08 PM EDT
Chad Madore Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	9/27/2021 | 1:08 PM EDT
Chad Madore Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	9/27/2021 | 1:08 PM EDT
Chad Madore Head of Reinsurance Development

SWISS RE LIFE & HEALTH AMERICA INC.

By:	DocuSigned by Rob O’Hara [___]	Date	9/27/2021 | 1:00 PM EDT
Rob O’Hara Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	DocuSigned by Natalie Gleed [___]	Date	9/27/2021 | 11:58 AM EDT
Natalie Gleed
Senior Vice President

EXHIBIT I: Reinsurer’s Assigned Pool Percentages

Swiss Re Life & Health America Inc.

Effective 1/1/2021

[_____] BUSINESS ONLY	Policy Period [___]		Policy Period [___]
Group/ Location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

[_____] BUSINESS ONLY	Policy Period [___]
Group/ Location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

EXHIBIT I: Reinsurer’s Assigned Pool Percentages (Continued)

Swiss Re Life & Health America Inc. Effective 1/1/2021

[_____] BUSINESS ONLY All Business [___]
Group/ Location	Policy Period [___]	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

[_____] Business Only	Policy Period [___]	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

EXHIBIT I: Reinsurer’s Assigned Pool Percentages (Continued)

Swiss Re Life & Health America Inc. Effective 1/1/2021

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Dates	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
[rows deleted]